Agreement and Mutual Release

This Agreement and Mutual Release (“Agreement”) is made effective this                          day of January, 2017, by and between Meyer & Associates, LLC (“M&A”), of the first part, and Advanced Voice Recognition Systems, Inc. (“AVRS”) and Walter Geldenhuys (“Geldenhuys”), of the second part.  The signatories to this Agreement will be referred to jointly as the “Parties.”

Recitals

A.                AVRS engaged M&A to perform legal services for AVRS and executed an engagement agreement setting forth the terms upon which AVRS was to pay for the legal services. Geldenhuys agreed to be jointly and severally liable for AVRS’s obligations under the Engagement Letter.

B.                 Claiming a default under the engagement agreement, M&A filed a lawsuit, Meyer & Associates, LLC v. Advanced Voice Recognition Systems, Inc. et al., 2017CV32482 (Arapahoe County District Ct., Colorado)(the “Lawsuit.”)

C.                 The Parties wish to avoid the time and expense of litigation to the extent possible, and to that end enter into this Agreement.

            In consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the sufficiency of which hereby is acknowledged, the undersigned Parties hereby agree, represent, warrant, and covenant as follows:

Agreement

1.      Definitions

1.1              “Claim” or “Claims” means any and all claims, rights, obligations, causes of action, suits, or demands of any kind or character, however denominated, which relate to or arise out of the Engagement Letter between M&A and AVRS and the legal services performed thereunder by M&A and its members, whether at law or in equity, known or unknown, direct, indirect, or subrogated, and derivative of any of the above.

1.2              “Damages” means any and all damages of any kind or nature, including, but not limited to, (a) personal injury, (b) property damage, and (c) direct and indirect damages, including, without limitation, compensatory, consequential, exemplary, extraordinary, market value, economic, non-economic, and punitive or multiple damages.

1.3              “Effective Date” means the date set forth in the first paragraph of this Agreement.

1.4              “Person” means any individual, firm, corporation, association, partnership, joint venture, trust, or other entity, or any federal, state, or local court, governmental agency, municipality, department, commission, board, or instrumentality.

2.         Execution of a Promissory Note

2.1              AVRS and Geldenhuys will execute as co-makers the promissory note (the “Note”) attached hereto as Exhibit A, and will provide the original signed Note to M&A.

2.2              AVRS will timely make all payments required under the Note as and when specified. The Parties expressly agree that time is of the essence of such payments.

3.      Administrative Stay of the Lawsuit

3.1              M&A shall seek to have the court administratively close the Lawsuit pending the performance by AVRS and Geldenhuys. If the court declines to administratively close the case, M&A shall file a notice of dismissal without prejudice.

3.2              If an event of default exists under the Note, M&A may seek to re-open the Lawsuit and to assert therein a cause of action under the Note and those rights set forth in the final sentence of paragraph 4.1.

3.3              If AVRS and Geldenhuys fully perform their obligations under the Note, M&A shall file in the Lawsuit a notice of dismissal with prejudice.

4.      Released Claims

4.1              Expressly conditioned on the execution of the Note by AVRS and Geldenhuys, and excepting only any claims arising from the Note and the rights identified in the final sentence of this paragraph, M&A hereby releases and forever discharges AVRS, its officers, directors, employees, and attorneys from any and all actions, causes of action, Claims, demands, losses, Damages, costs, attorneys’ fees, judgments, liens, indebtedness, and liabilities whatsoever, whether known or unknown, whether fixed or contingent, and whether wholly or only partially accrued, arising, in whole or in part, out of or in any way related to, any transaction, matter, thing, occurrence, or event occurring prior to the Effective Date, including, without limitation, the claims currently asserted in the Lawsuit. Notwithstanding the foregoing, neither the Note nor this Agreement will be in derogation of any other rights M&A may have, including attorney’s lien rights, as to the sums liquidated in the Note. Hence, if there is a default under the Note, M&A may still assert any attorney’s lien rights as to the unpaid sums due under the Note.

4.2              AVRS and Geldenhuys, on behalf of themselves and all past, present, and future heirs, descendants, beneficiaries, predecessors, affiliates, partnerships, partners, trusts, parents, subsidiaries, shareholders, officers, directors, employees, agents, attorneys, successors and assigns, personal representatives, estates and trustees, and the heirs, successors, and assigns of each of them, hereby releases and forever discharges M&A, its members, employees and attorneys, together with all of their past, present, and future heirs, descendants, beneficiaries, predecessors, affiliates, partnerships, partners, trusts, parents, subsidiaries, shareholders, officers, directors, agents, attorneys, successors and assigns, personal representatives, estates and trustees, and the heirs, successors, and assigns of each of them, of and from any and all actions, causes of action, Claims, demands, losses, Damages, costs, attorneys’ fees, judgments, liens, indebtedness, and liabilities whatsoever, whether known or unknown, whether fixed or contingent, and whether wholly or only partially accrued, arising, in whole or in part, out of or in any way related to, any transaction, matter, thing, occurrence, or event occurring prior to the Effective Date.

4.3              The claims released in Paragraphs 4.1 and 4.2 are hereby referred to as the “Released Claims.”

5.      Further Assurances

5.1              The Parties agree to execute and deliver all other and additional instruments and documents and do all such other acts and things as may be necessary to fully effectuate this Agreement.

6.      Covenant Not to Sue

6.1              The Parties agree that they will not institute, cause to be instituted, or participate or cooperate in the institution of any action or litigation against any Party, in which liability is sought in any way to be predicated upon any of the Released Claims (“Covenant Not to Sue”).

6.2              In the event that an action is commenced in violation of the Covenant Not to Sue, any Party who is a party to such action may assert the Released Claims and Covenant Not to Sue by way of defense, counterclaim, cross-claim, or third-party claim, and shall be entitled in such action to recover its cost of defense, including attorneys’ fees, costs, and other disbursements.

7.      Costs and Expenses

7.1              Except as provided in this Agreement or in the Note, each Party agrees to bear his or its own costs, including attorneys’ fees, in connection with this Agreement and any other matters that are the subject of this Agreement.

8.      Confidentiality

8.1              The Parties agree not to disclose the fact of this Agreement, the amount of the Agreement, or any other term of this Agreement, except as may be required by law, for enforcement of the Note, as necessary or appropriate in connection with the administrative closure of the Lawsuit, or as necessary for ordinary tax, accounting, and financial reporting purposes.

9.      No Admission of Liability

9.1              It is further understood and agreed that acceptance or delivery of this Agreement by the Parties shall not be deemed or construed as an admission of liability by any Party, and each Party expressly denies liability of any nature arising from or related to the subject of the Agreement.

10.  Advice of Counsel

10.1          The Parties each represent, acknowledge, and agree that:

•                                 They have each received, or have had the opportunity to receive, advice from independent legal counsel selected by them prior to their execution of this Agreement;

•                                 The legal nature and effect of this Agreement has been fully explained to them by such independent counsel, if such counsel were consulted;

•                                 They fully understand the terms and provisions of this Agreement and the nature and effect thereof,

•                                 They are relying solely upon their own judgment and, if applicable, the advice of their own independent and independently chosen counsel in executing this Agreement;

•                                 They have not relied upon any representation or statement of any other Party, any employee or agent of any such Party, or counsel for any other Party in executing this Agreement; and

•                                 They are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts that they or their attorneys now know or believe to be true with respect to the subject matter of this Agreement, but that their intention is to fully and finally release each Party from the Released Claims.

11.  No Assignment

11.1          The Parties to this Agreement represent and warrant that they have not assigned any of the Released Claims to any other Person.

12.  Successors and Assigns

12.1          All rights and obligations under this Agreement shall be binding upon and inure to the benefit of each Party’s successors and assigns.

13.  Entire Agreement

13.1          This Agreement, together with the Note, is the final, complete, and exclusive statement of the Agreement between the Parties and supersedes all proposals, prior agreements, and all other communications between the parties, oral or in writing, relating to the subject matter of this Agreement.  Neither Party shall be bound by any terms, conditions, statements, warranties, or representations, oral or written, not contained in this Agreement.

14.  Disclaimer of Reliance

14.1          In entering into this Agreement, the Parties specifically and expressly disclaim any reliance upon any terms, conditions, statements, warranties, or representations, oral or written, made by any Party, together with any Party’s predecessors, successors, assigns, shareholders, officers, directors, agents, attorneys, and personal representatives, that are not contained in this Agreement.

15.  Severability

15.1          Each provision of this Agreement is intended to be severable, and if any portion of this Agreement is held invalid, illegal, unenforceable, or void for any reason, the remainder of this Agreement will remain in full force and effect.  Any portion of the Agreement held to be invalid, unenforceable, or void will, if possible, be deemed amended or reduced in scope, but such amendment or reduction in scope will be made only to the minimum extent required for purposes of maximizing the validity and enforceability of this Agreement.

16.  Modification

16.1          No term or provision of this Agreement may be varied, changed, modified, waived, discharged, or terminated orally, except by an instrument in writing signed by the Party against whom the enforcement of the variation, change, modification, waiver, discharge, or termination is sought.

17.  Jointly Drafted

17.1          The Parties, by and through their counsel, mutually contributed to the preparation of and have had the opportunity to review and revise this Agreement.  Accordingly, no provision of this Agreement shall be construed against any Party to this Agreement because that Party, or its counsel, drafted or assisted in the drafting of the provision.  This Agreement and all of its terms shall be construed equally as to all Parties.

18.  Applicable Law

18.1          This Agreement, including its interpretation or enforcement, shall be governed by the laws of the State of Colorado, exclusive of its choice of law rules.

19.  Execution in Multiple Counterparts

19.1          This Agreement and all documents to be executed hereunder may be executed in multiple counterparts, each of which may be treated as an original document.

20.  Facsimiles and Copies

20.1          This Agreement and all documents to be executed hereunder may be executed by facsimile, and both facsimile and photocopies may be treated as original documents; provided, however, that the Note must be executed in ink by the signatories, and the original of the Note must be delivered to M&A.

21.  Authority of Signatories

21.1          Each Person signing the Agreement represents that he or she has the authority to bind the Party on behalf of whom or which he or she signs to the terms of this Agreement.

22.  Headings

22.1          The headings of the paragraphs of the Agreement have been inserted for reference only, are not part of the Agreement, and are not to be used in any way in the construction or interpretation of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their respective names on the date reflected next to their signature.

-SIGNATURE PAGE FOLLOWS-

Meyer & Associates, LLC

DATED this _____ day of January, 2018

________________________________________

By: Lee G. Meyer

Title: Managing Member

Advanced Voice Recognition Systems, Inc.

DATED this _____ day of January, 2018

________________________________________

By:
Title:

Walter Geldenhuys

DATED this _____ day of January, 2018

________________________________________

Walter Geldenhuys